CONTROLLER AGREEMENT

THIS AGREEMENT is made effective this 31st day of August, 2008.

BETWEEN:

Lexaria Corp., a body corporate duly incorporated under the laws of the State of Nevada, and having its Registered Office at 604 – 700 West Pender, in the City of Vancouver, in the Province/State of British Columbia, V6C 1G8

(hereinafter called the "Lexaria")

AND:

CAB Financial Services Ltd., a company duly incorporated under the laws of the Province of British Columbia and having an office at 483 Holbrook Road East, in the City of Kelowna, in the Province of British Columbia, V1X 7H9

(hereinafter called the "CAB")

WHEREAS:

A.

CAB is a consulting company controlled by Chris Bunka, who has been appointed President and Chief Executive Officer of Lexaria by the board of Directors;

B.

Lexaria is desirous of retaining the accounting and controller services of CAB on a continuing basis and CAB has agreed to serve Lexaria as an independent contractor upon the terms and conditions hereinafter set forth;

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

.

CAB shall provide corporate accounting and controller services to Lexaria, such duties and responsibilities to include those services set out in Schedule A and CAB shall serve Lexaria (and/or such subsidiary or subsidiaries of Lexaria as Lexaria may from time to time require) in such accounting and controller capacity or capacities as may from time to time be determined by resolution of the Board of Directors of Lexaria and shall perform such duties and exercise such powers as may from time be determined by resolution of the Board of Directors, as an independent contractor.

2.

The basic remuneration of CAB for its services hereunder shall be at the rate of four thousand five hundred Canadian dollars per month ($4,500.00) exclusive of GST, together with any such increments thereto as the Board of Directors of Lexaria may from time to time determine, payable on the 15th business day of each calendar month. The basic compensation covers that time required by CAB, in its estimation, to fulfill the Services.

3.

CAB shall be responsible for the payment of its income taxes and GST remittances as shall be required by any governmental entity with respect to compensation paid by Lexaria to CAB.

4.

The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for Lexaria and/or any other corporation or company in like relation to Lexaria and include any corporation or company in like relation to a subsidiary.

5.

During the term of this Agreement, CAB shall provide its services to Lexaria through Bal Bhullar (“Bhullar”), and CAB shall ensure that Bhullar will be available to provide such services to Lexaria in a timely manner subject to Bhullar's availability at the time of the request.

6.

CAB shall be reimbursed for all travelling and other expenses actually and properly incurred by it in connection with its duties hereunder.  For all such expenses CAB shall furnish to Lexaria statements, receipts and vouchers for such out-of-pocket expenses on a monthly basis.

7.

Neither CAB nor Bhullar shall, either during the continuance of its contract hereunder or at any time thereafter, disclose the private affairs of Lexaria and/or its subsidiary or subsidiaries, or any secrets of Lexaria and/or its subsidiary or subsidiaries, to any person other than the Directors of Lexaria and/or its subsidiary or subsidiaries or for Lexaria's purposes and shall not (either during the continuance of its contract hereunder or at any time thereafter) use for its own purposes or for any purpose other than those of Lexaria any information it may acquire in relation to the business and affairs of Lexaria and/or its subsidiary or subsidiaries.

8.

CAB and Bhullar shall well and faithfully serve Lexaria or any subsidiary as aforesaid during the continuance of its contract hereunder and use its best efforts to promote the interests of Lexaria.

9.

This Agreement may be terminated forthwith by Lexaria without prior notice if at any time:

(a)

CAB shall commit any material breach of any of the provisions herein contained; or

(b)

CAB shall be guilty of any misconduct or neglect in the discharge of its duties hereunder; or

(c)

CAB shall become bankrupt or make any arrangements or composition with its creditors; or

(d)

Bunka shall become of unsound mind or be declared incompetent to handle his own personal affairs; or

(e)

CAB or Bunka shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board of Directors of Lexaria, does not affect their position as a Consultant or a director of Lexaria.

This Agreement may also be terminated by either party upon thirty (30) days written notice to the other.

11.

In the event this Agreement is terminated by reason of default on the part of CAB or the written notice of Lexaria, then at the request of the Board of Directors of Lexaria, CAB shall cause Bhullar to forthwith resign any position or office which she then holds with Lexaria or any subsidiary of Lexaria.  The provisions of paragraph 9 shall survive the termination of this Agreement.

12.

Lexaria is aware that CAB has now and will continue to have financial interests in other companies and properties and Lexaria recognizes that these companies and properties will require a certain portion of CAB's time.  Lexaria agrees that CAB may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for CAB to perform its duties under this Agreement.

13.

The services to be performed by CAB pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by CAB without the previous written consent of Lexaria.

15.

Any notice in writing or permitted to be given to CAB hereunder shall be sufficiently given if delivered to CAB personally or mailed by registered mail, postage prepaid, addressed to CAB as its address above.  Any such notice mailed as aforesaid shall be deemed to have been received by CAB on the first business day following the date of mailing.  Any notice in writing required or permitted to be given to Lexaria hereunder shall be given by registered mail, postage prepaid, addressed to Lexaria at the address shown above.  Any such notice mailed as aforesaid shall be deemed to have been received by Lexaria on the first business day following the date of mailing.  Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

16.

The provisions of this Agreement shall enure to the benefit of and be binding upon CAB and the successors and assigns of Lexaria.  For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of Lexaria.

17.

Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

18.

This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province.  This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

19.

This Agreement and the obligations of Lexaria herein are subject to all applicable laws and regulations in force at the local, provincial, and federal levels.

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

THE COMMON SEAL of Lexaria Corp. was hereto affixed in the presence of: ____________________________ ____________________________	) ) ) ) ) c/s ) ) ) ) )

SIGNED by: ____________________________ ____________________________	) ) ) ) ) ) ) ) ) )

SCHEDULE A

The Services

Bookkeeping and Accounting:

Set up general ledger and internal systems;

Do weekly bookkeeping, cheque writing, accounts receivable and payable;

Prepare and complete full quarterly financial statements, notes, and MD&A;

Liaise with external auditors;

Set up oil and gas well ledgers, reserves, NPV, etc;

General banking.

Regulatory filings:

Prepare, review, revise and file:

SEC:

AGM

Sarbanes Oxley internal controls and compliance

Prepare, complete and file:

10KSB

10Q

8K

SB2

Forms 3, 4, 5

BCSC:

As needed.

Other:

Insurance requirements

Canadian/US Taxation forms

State of Nevada

GST Remit

Payroll Source Deduction Remit

Finance Related:

Insert financial reporting into presentation materials;

Construct powerpoint presentations;

Construct and update monthly, spreadsheet financial models and forecasts;

Oil & Gas Project evaluation, NPV calculations;

Executive Services:

CFO or controller level Road-Show presentations;

Strategic financing;

Office management;

Personnel manager;

Strategic planning;